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                                                                   EXHIBIT 10.65

                              EMPLOYMENT AGREEMENT

                          This Employment Agreement (the "Employment
Agreement"), made as of this 23rd day of January, 1998 by and between AMERICAN COMMUNICATIONS SERVICES, INC., a Delaware corporation, having its principal place of business at 131 National Business Parkway, Suite 100, Annapolis Junction, Maryland 20701 (which, together with any affiliates or subsidiaries are hereinafter collectively referred to as "Company") and Ronald E. Spears, an individual residing at 390 Oenoke Ridge Road, New Canaan, Connecticut 06840 (hereinafter referred to as "Employee").

                                   WITNESSETH

                 WHEREAS, the Company desires to employ the services of Employee as its Chief Operating Officer ("COO") under the terms and conditions set forth herein; and

                 WHEREAS, Employee desires to provide services as COO for the Company under the terms and conditions set forth herein.

                 NOW, THEREFORE, in consideration of the promises and of the mutual covenants undertaken herein, and with the intent to be legally bound hereby, the Company and Employee hereby agree as follows:

                 1. Employment. The Company hereby agrees to employ Employee and Employee hereby agrees to said employment in accordance with the terms and conditions hereinafter set forth.

                 2. Term. Employment hereunder shall be deemed to have commenced as of February 1, 1998 (the "Effective Date") and continue through February 1, 2002, unless otherwise terminated pursuant to the terms hereof, or otherwise extended or renewed by written agreement upon such terms and conditions as are then mutually acceptable to the Employee and the Company.

                 3. Location. The Company shall provide office space for Employee at the Company's headquarters within the Annapolis Junction, Maryland metropolitan area or wherever the Company's headquarters may be located.

                 4. Duties. Employee shall serve as CHIEF OPERATING OFFICER of the Company. Employee shall report to, and take direction from the Chief Executive Officer ("CEO"). Employee shall be responsible for engineering, operations, provisioning and network management, marketing, field sales and operations, network distribution, network construction and other duties commensurate with Employee's position as COO or any other position of comparable seniority as directed by the CEO. Employee shall devote his full business time to the affairs of the Company.

                 5.       Compensation.

                          a.      Salary.  Employee shall be compensated by the
payment of $250,000 per annum, paid bi-weekly, in accordance with the Company's standard payroll practices for employees at his level, (as such amount may be increased from time to time, "Base Salary"). Employee understands that all salary and bonus compensation paid to Employee under





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this Employment Agreement shall be subject to the usual and customary federal and state tax withholding and other employment taxes as required by law.
Except for the cash bonuses payable in accordance with section 5(b) hereof, in the event Employee is terminated for Cause as defined in paragraph 12 hereof or voluntarily terminates his employment with the Company, all compensation shall be prorated if employment is terminated other than at the end of a calendar month. Employee will receive a salary review on the anniversary of this Agreement. Additional or increased compensation, while not formalized, will be based on the Company's performance as well as his individual contribution to that performance, and shall be determined at the sole discretion of the CEO and the Company's Board of Directors (the "Board").

                          b.      Cash Bonuses.  On February 13, 1998, Employee
shall be entitled to receive, a one-time, lump-sum payment of $100,000 as a signing bonus in consideration of execution of this Agreement. In addition, in February of 1999, Employee shall be eligible to receive a cash bonus (the "Performance Bonus") of up to $150,000 based upon the achievement of certain performance goals as reasonably determined by the CEO. Such Performance Bonus will be payable within sixty (60) days after the completion of the 1998 fiscal year of the Company. Future bonus opportunities for each successive year during the term of this Agreement, shall be based upon objectives established by the CEO and the Compensation Committee and will be payable within sixty (60) days after completion of each fiscal year in which the bonus, if any, is earned. The performance goals for the fiscal year ending December 31, 1998, shall be determined within thirty (30) days of the Effective Date and the performance goals for each fiscal year thereafter will be determined no later than thirty (30) days after the end of the preceding fiscal year. Notwithstanding the foregoing, if, after the fiscal year ending December 31, 1998, the Company eliminates Performance Bonuses for senior management of the Company, other than for Jack E. Reich and Anthony J. Pompliano, the Company shall not be required to pay the Performance Bonus to Employee. If, however, senior management (other than Anthony J. Pompliano or Jack E. Reich) continues to be paid, or be eligible for a similar type bonus, Employee will be entitled to the Performance Bonus on the terms set forth in Paragraph 5.b.

                          c.      Stock Options.

                          (i)     In addition to the foregoing compensation,
Employee is hereby granted non-qualified options under the Company's Amended 1994 Stock Option Plan (the "Plan") to purchase up to 400,000 shares of the common stock of the Company upon the following terms and conditions (such options are referred to herein as the "Stock Options"). Subject to the vesting requirements set forth herein, the Stock Options shall be exercisable as to each tranche of shares through the day immediately preceding the fifth (5th) anniversary of the vesting date for such tranche. The exercise price of the Stock Options will be 85% of the last reported sale price of the common stock on January 23, 1998, the date of grant as determined pursuant to the terms of the Plan. The Stock Options will vest on an "earn out" basis, that is 100,000 Stock Options will vest after completion of Employee's first year of employment with the Company (February 2, 1999), 100,000 Stock Options will vest after completion of Employee's second year of employment with the Company (February 2, 2000), 100,000 Stock Options will vest after completion of Employee's third year of employment with the Company (February 2, 2001), and 100,000 Stock Options will vest after completion of Employee's fourth year of employment with the Company (February 2, 2002). The Stock Options shall not vest if, prior to the relevant vesting date, Employee voluntarily terminated his employment with the Company or if Employee is terminated for Cause as set forth in paragraph
12. If Employee is terminated without Cause, the Stock Options shall vest only as expressly provided in Paragraph





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12 (ii).

                          (ii)    With respect to amendments to the Plan, and
with respect to future stock option plans or programs to be participated in by senior officers or key employees of the Company or its successor companies, Employee shall participate in an equitable manner, and at a level consistent with the participation of other officers and key employees of the Company.

                 6. Other Payments and Benefits. It is understood and agreed that Employee's permanent residence is not in the state of Maryland or otherwise within the Annapolis Junction, Maryland metropolitan area. Company agrees to pay for a corporate apartment for Employee for fifteen (15) months after the Effective Date. After the first fifteen (15) months of this Agreement, Employee and the Company's CEO will discuss whether it is necessary for Employee to relocate his permanent residence to the Annapolis Junction, Maryland metropolitan area, or such other area as determined by the location of Company's corporate headquarters, and if it is determined by the CEO that such relocation is desirable, the Company will reimburse Employee for the reasonable costs of such relocation in accordance with Company's relocation policy. In the event Employee voluntarily terminates his employment with the Company prior to completion of his six months of employment subsequent to said relocation, he will be required to reimburse the Company for any moving expenses paid.

                 7. Fringe Benefit Plans. Employee shall be entitled to all benefits accorded to Company officers in general . Employee shall also be entitled to participate in fringe benefit plans, including, but not limited to, the Company's medical and dental insurance, life insurance, disability insurance, stock option plans, or other benefit plans which may be adopted or amended by the Company from time to time during the term of this Employment Agreement to the same extent and in the same manner as other senior employees similarly situated. Employee's health (medical and dental) benefits coverage shall commence of April 1, 1998. All other benefits shall commence in accordance with the Company policy.

                 8. Employee and Company Representations. Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Employment Agreement by Employee do not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or is presently bound; and (ii) Employee is not a party to or bound by any employment agreement or non-competition agreement with any other person or entity.

                 9. Business Expenses. The Company shall reimburse Employee for all reasonable business and professional expenses incurred by Employee in connection with his employment within thirty (30) days of the Company's receipt of vouchers, receipts or other appropriate documentation which conform to the requirements of the Company's expense reimbursement procedures.

                 10. Vacation. Employee shall be entitled to an initial annual vacation of three (3) weeks. Scheduling of each vacation shall be with the reasonable consent of the CEO.

                 11. Professional Education. Employee's attendance at professional seminars, and the payment and/or reimbursement of costs and expenses associated therewith, shall be decided on an ad hoc basis by the Company and Employee.

                 12.      Severance.





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                 (i)      The Company reserves the right to terminate
Employee's employment at any time, in its sole discretion, without Cause after one year of employment. For purposes of this Employment Agreement, "Cause" shall mean (a) the conviction for a felony or any crime involving moral turpitude or the commission of any other act involving dishonesty, conflict of interest, or fraud with respect to the Company; (b) substantial failure to perform duties as reasonably directed by the Company, which failure is not cured within fifteen (15) days' written notice thereof to Employee from the Company (c) gross negligence, intentional or willful misconduct or (d) any other material breach of this Employment Agreement by Employee which is not cured within thirty (30) days' after written notice thereof to Employee from the Company.

                 (ii) If Employee's employment is terminated without Cause ("Termination") at any time after the Effective Date, Employee shall receive his then current Base Salary and health and medical benefits coverage at the Company's expense for a period of one year from the date of Termination, compensation for unused vacation for the year in which Employee is terminated and he shall then vest in all Stock Options which would vest during that fiscal year, plus an additional 50,000 unvested Stock Options. Any substantial reduction in Employee's responsibilities, reduction in title, or reduction in Base Salary, will constitute a constructive termination without cause and will entitle Employee to terminate his employment and to deem such termination a termination without cause and to receive all of the benefits for such termination except that the Base Salary shall be the Base Salary before any such reduction.

                 (iii)    In the event of a sale or merger as defined in
Section 10(c ) of the Amended 1994 Stock Option Plan, Employee may, at his sole discretion, terminate this Agreement and shall be entitled to severance payments consisting of one year Base Salary and health and medical benefits as set forth in subparagraph (ii) above, and the Stock Options shall be subject to the provisions of Section 10(c ).

                 (iv) Employee will not be required to mitigate the amount of any payment or benefit provided in this paragraph 12 by seeking other employment or otherwise, nor will the amount of compensation or benefit provided for in this paragraph be reduced by any compensation he may earn as a result of his subsequent employment by another employer.

                 13. Loyalty. The performance of services hereunder shall be Employee's exclusive employment relationship and Employee shall devote his full business time and best efforts to the performance of services under this Employment Agreement. During the term of this Employment Agreement, Employee shall not at any time or place whatsoever, either directly or indirectly, engage in business or render services to any extent whatsoever to any third party, except under and pursuant to this Employment Agreement, unless expressly agreed upon by the parties.

                 14. Confidential Information. Employee acknowledges that the proprietary information, observations and data obtained by Employee while employed by the Company concerning the business or affairs of the Company or any affiliate or subsidiary thereof ("Confidential Information") is the property of the Company. Therefore, Employee agrees not to disclose to any unauthorized person or use for the Employee's account any Confidential Information without the prior written consent of the Company unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Employee's acts or omissions. Upon request, Employee shall deliver to the Company at the termination of this Employment Agreement, or at any other time the Company





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may request, all memoranda, notes, plans, records, reports and other documents
(and copies thereof) relating to the Confidential Information or the business of the Company. This provision shall not apply to information (other than Confidential Information even if obtained prior to this Agreement) deemed to be known by Employee at the time of the execution of the Employment Agreement, including information gained by virtue of his past experience and know-how, or to his general expertise.

                 15. Work Product. Employee agrees that all methods, analyses, reports, plans and all similar or related information which (i) relate to the Company or any of its affiliates or subsidiaries and which (ii) are conceived, developed or made by Employee in the course of his employment by the Company ("Work Product") belong to the Company. Employee will promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company to establish and confirm such ownership by the Company.

                 16. Covenants Not to Compete or Solicit. For one (1) year following the termination of Employee's employment with the Company, Employee covenants and agrees with the Company not to engage, either directly or indirectly, as an equity owner or personally as an officer, director, employee, partner, consultant or agent, in the rendering of any of the same services as are provided by the Company at the time Employee's employment with the Company is terminated, or which the Company has targeted to provide in its written business plan which has been approved by the Board of Directors as of the time of such termination, in any of the market areas in which the Company is providing such services at the time of such termination, or in any of the market areas in which the Company has targeted to provide such services in its business plan at the time of such termination, provided that Employee may own up to 2% of the outstanding equity securities of any publicly-traded company regardless of whether any such company is a competitor of the Company, so long as Employee's relationship to any such company is that of a strictly passive investor.

                 For one (1) year following termination of employment under the terms of this Employment Agreement, Employee covenants and agrees with the Company not to, either directly or indirectly, whether acting on behalf of himself or a corporation, partnership, joint venture or some other entity:

                 a. induce or attempt to induce any employee of the Company to leave the Company's employ, or in any way interfere with the relationship between the Company and any employee thereof; and/or

                 b. hire directly or through another entity any person who was an employee of the Company at any time during the twelve (12) months preceding Employee's termination.

                 Employee represents that he has disclosed to the Company in writing all obligations to third parties which might limit his ability to perform services under this Employment Agreement.

                 17. Non-Assignability. Neither this Employment Agreement nor any right or interest hereunder shall be assignable or subject to any encumbrance, pledge, hypothecation, attachment, or anticipation of any kind by Employee, his spouse or his legal representatives, without the Company's written consent but shall inure to the benefit of and be binding upon Employee's estate. If Employee should die while any amounts would still be payable to





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Employee under this Agreement, all such amounts will be paid in accordance with this Agreement to Employee's estate.

                 18. Entire Agreement. This Employment Agreement shall be the entire agreement and understanding of the parties relating to the subject matter hereof, and any prior negotiations, promises, agreements, representations, warranties, or understandings relating to the same subject matter, and except as specifically provided herein, shall be subject to subsequent modification only by another mutually signed written instrument which by its terms evidences an intention to modify or amend the provisions hereof.

                 19. Choice of Law. This Employment Agreement shall be construed in accordance with the internal laws of the State of Maryland. For purposes of this Employment Agreement, the parties consent to jurisdiction in the State of Maryland.

                 20. Cost of Enforcement. Each party shall bear its own costs and attorneys' fees in connection with any suit or proceeding against the other to enforce any provision of this Employment Agreement or to recover damages resulting from a breach hereof, however, the party which prevails in any such suit or proceeding shall be entitled to receive from the non-prevailing party the costs and reasonable attorneys' fees of the prevailing party incurred in such suit or proceeding.

                 21. Severability. In the event that any provision hereof is determined to be illegal or unenforceable, such determination shall not affect the validity or enforceability of the remaining provisions hereof, all of which shall remain in full force and effect.

                 22. Counterparts. This Employment Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Employment Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

                 23. Notices. Any notice, request, claim, demand, document and other communication hereunder to either party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex or telecopy (with such telex or telecopy confirmed promptly in writing sent by first class mail) or other similar means of communications, as follows:

                 (i) If to the Company, addressed to American Communications Services, Inc., 131 National Business Parkway, Suite 100,
                          Annapolis Junction, Maryland 20701
                          Attention:  General Counsel; or


                 (ii)     If to Employee, addressed to him at:
                          390 Oenoke Ridge Road
                          New Canaan, Connecticut 06840

or, in each case, to such other address or telex or telecopy number as such party may designate in writing to the other by written notice given in the manner specified herein.

                 All such communications shall be deemed to have been given, delivered or made when so delivered personally or sent by telex or telecopy (confirmation received), or five





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business days after being so mailed.

                 INTENDING TO BE LEGALLY BOUND BY THIS EMPLOYMENT AGREEMENT, the parties have signed below as of the date first written above.


EMPLOYEE:                             AMERICAN COMMUNICATIONS SERVICES, INC.


-----------------------               --------------------------------------
Ronald E. Spears                      Jack E. Reich
                                      CEO and President





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